Exhibit 99.1

Spire Global Announces Select Preliminary Fourth Quarter and Full Year 2021 Financial Results; Issues Select Preliminary Fiscal Year 2022 Guidance

Full Year Revenue at the top end of guidance range

Strong 2022 Outlook based on December 31, 2021 ending ARR of approximately $70.8 million

VIENNA, VA (January 31, 2022) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a leading provider of space-based data, analytics and space services, announced select preliminary unaudited financial results for the fourth quarter and fiscal year ended December 31, 2021 ahead of its participation in the Cowen 43rd Annual Aerospace/Defense & Industrials conference next week.

Select Preliminary Unaudited Fourth Quarter and Full Year 2021 Results

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Fourth quarter 2021 revenue is expected to be $15.3 million, an increase of 111% versus that of the prior year period. Excluding the $1.8 million of revenue recognized from exactEarth during the fourth quarter of 2021, revenue for the fourth quarter would have been $13.5 million, an increase of 86% versus that of the prior year period.

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Full year 2021 revenue is expected to be $43.7 million, an increase of 53% versus that of the prior fiscal year. Excluding the $1.8 million of revenue recognized from exactEarth during the fourth quarter and fiscal year ending December 31, 2021, full year 2021 revenue would have been $41.9 million, an increase of 47% versus that of the prior fiscal year.

•

As of December 31, 2021, annual recurring revenue (ARR) is expected to be approximately $70.8 million, an increase of approximately 96% versus that as of December 31, 2020. Excluding the $18.5 million of ARR contributed by the acquisition of exactEarth, Spire’s December 31, 2021 ARR was $52.3 million, an increase of 44% versus that as of December 31, 2020. Spire’s $52.3 million ARR as of December 31, 2021 was an increase of $7.0 million versus that as of September 30, 2021, representing a sequential quarterly increase of 16%.

•	Full Year 2021 ARR Net Retention Rate is approximately 104%, in-line with the company’s previously issued guidance.

Fourth Quarter 2021 Business Updates

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On November 30, 2021, Spire completed its acquisition of exactEarth, a leading provider of global maritime data. With this acquisition, Spire strengthened its leadership in the maritime data and analytics segment and plans to deliver enhanced products to customers.

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Spire expanded its relationship with OroraTech, a Munich-based satellite wildfire monitoring specialist. Spire is supporting their launch of a data and analytics service based on their proprietary thermal infrared cameras that leverages Spire’s Space Services solution with the aim to accelerate the detection of wildfires and mitigate the impacts of climate change.

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Spire started delivering satellite Automatic Identification System (AIS) data services to the Indian Navy in the fourth quarter. Under this contract, Spire is tracking maritime activity and offshore resources across more than 7,500 km of coastline which is paramount to maintaining India’s security and economic activity.

“2021 was a banner year for Spire as we increased our ARR customer count to over 500, we completed the acquisition of exactEarth strengthening our position in maritime, and we exited the year with over $70 million of ARR through a number of strategic new customer wins,” said Peter Platzer, Chief Executive Officer of Spire. “We believe that we are extremely well positioned for 2022 and beyond as our solutions continue to help customers solve complex business challenges and deliver societal needs like security and better extreme weather prediction.”

Select Preliminary 2022 Guidance

Spire expects full year 2022 revenue to be in the range of $85 million to $90 million. Spire expects ARR as of December 31, 2022 to be in the range of $100 million to $105 million.

The financial results presented above for the fourth quarter and fiscal year ended December 31, 2021 reflect preliminary estimates of the Company’s results of operations as of the date of this press release. The Company currently expects that it will timely file its Form 10-K on or before March 31, 2022 and plans to host a conference call and webcast to discuss its quarterly and fiscal year earnings during the second week of March 2022.

Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contract with us at the end of the reporting period with a binding and renewable agreement for our subscription solutions, or customers that have binding multi-year contracts that can range from components of our Space Services solution to a bespoke customer solution. These customers are considered recurring when they have signed a multi-year binding agreement that has a renewable component in the contract or a customer that has multiple contracts that we continue to have under contract over multiple years.

ARR Customers. We define an ARR Customer as an entity that has a contract with us, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. All entities that have customer contracts for data trials are excluded from the calculation of ARR Customers. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer is counted separately as an ARR Customer.

Safe Harbor Statement

The forward-looking statements included in this press release, including for example, the quotations of management, the statements under the headings “Select Preliminary Unaudited Fourth Quarter and Full Year 2021 Results” and “Select Preliminary 2022 Guidance” above, statements about the expected benefits of the acquisition of exactEarth, statements about Spire’s strengthening market leadership, expectations of growth of the market for space-based data and the market opportunity for maritime data, preliminary estimates of revenue, ARR, ARR customers and ARR Net Retention Rate, including the preliminary estimates of revenue and ARR of exactEarth, and preliminary guidance for Spire’s full year 2022 revenue and ARR, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR, revenue and ARR customers, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Proxy Statement/Prospectus/Information Statement, which was filed with the Securities and Exchange Commission on July 22, 2021, Spire’s Current Report on Form 8-K, which was filed with the SEC on August 20, 2021 and Spire’s Quarterly Report on Form 10-Q which was filed on August 12, 2021. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and do not intend, to update the information contained in this press release except as required by law.

Spire is in the process of finalizing its financial and operating results for the fourth quarter 2021, and therefore Spire’s finalized and audited results and final analysis of those results are not yet available. The preliminary expectations reflected in Spire’s 2021 guidance are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. Investors are cautioned not to place undue reliance on these preliminary and unaudited estimates in the event of material changes.

About Spire Global

Spire is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Glasgow, Luxembourg, Singapore, and Cambridge, Ontario. To learn more, visit spire.com.

Contacts

Hillary Yaffe

Head of Communications

Hillary.Yaffe@spire.com

Eileen Askew

NMN Advisors

Eileen@nmnadvisors.com